UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2007, the Compensation and Management Development Committee of the Board of Directors of ArvinMeritor, Inc. approved (a) performance goals in connection with a cash performance plan under the 2007 Long-Term Incentive Plan, as amended, for the three-year performance period ending September 30, 2010, and (b) annual incentive goals for fiscal year 2008 under the Incentive Compensation Plan, as amended. Descriptions of these performance goals and annual incentive goals are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10a -	Description of Performance Goals Established in connection with 2008-2010

Cash Performance Plan under the 2007 Long-Term Incentive Plan.

10b -	Description of Annual Incentive Goals Established for Fiscal Year 2008
under the Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

Vernon G. Baker, II
Senior Vice President and General Counsel

Date: December 18, 2007

EXHIBIT INDEX

Exhibit No.	Description

10a	Description of Performance Goals Established in connection with 2008-
2010 Cash Performance Plan under the 2007 Long-Term Incentive Plan.

10b	Description of Annual Incentive Goals Established for Fiscal Year 2008
under the Incentive Compensation Plan.